UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2015

ENDEAVOR IP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-55094

Nevada	45-2563323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

140 Broadway, 46th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 212-858-7514

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2015, we reached an agreement with our Chief Executive Officer, Ravinder Dhat resulting in his resignation as our Chief Executive Officer and Chairman of the Board on January 23, 2015, but remains as a member of our Board of Directors. We entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Dhat that provided for, among other things, Mr. Dhat’s agreement to forfeit in full the following items as part of the Separation Agreement: (i) waiver in full of the 2014 bonus payment; (ii) non-payment of portions of various settlement proceeds that we entered into from ongoing litigation which payment was provided to Mr. Dhat by a board resolution offering such compensation; (iii) agreement to terminate in full any and all obligations due and owing to Mr. Dhat under the amendment agreement we and Mr. Dhat entered into on November 7, 2014 (less vested equity grants). The Separation Agreement also terminated in full Mr. Dhat’s right to receive any further compensation resulting from any litigation settlements or license agreement that we enter into after January 23, 2015. In addition, the Separation Agreement also provided for the right to receive 20% of the proceeds that we may receive if we sell or execute a letter of intent relating to the sale of our patent portfolio prior to June 23, 2015; payment of $8,653.85 for all earned, but unused vacation time as provided for in the Dhat Initial Employment Agreement; continuation of insurance coverage for Mr. Dhat and his family for a period of six (6) months from his resignation date; acknowledgement that the covenants with respect to our confidential information (as defined in the Dhat Initial Employment Agreement) will remain in place; waiver of any non-competition or non-solicitation provisions as well as any clawback rights described in Section 10 of the Dhat Initial Employment Agreement; and to cooperate from time to time on matters that we may request and the right to retain 5,670,362 shares of restricted stock.

On January 23, 2015, our Board of Directors appointed Franciscus Diaba as our new Chief Executive Officer and Chairman of the Board of Directors. We also entered into an amendment to the Employment Agreement with Franciscus Diaba that appoints him as our new Chief Executive Officer and Chairman of the Board assuming the duties formerly held by Ravinder Dhat in addition to his current role as our President.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release between Ravinder S. Dhat and Endeavor IP, Inc. dated January 23, 2015.
10.2	Amendment to Employment Agreement between Franciscus Diaba and Endeavor IP, Inc. Dated January 23, 2015.
99.1	Press Release dated January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavor IP, Inc.

/s/ Franciscus Diaba
Franciscus Diaba,
Chief Executive Officer

Date: January 28, 2015